Exhibit 24.1

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Lawrence D. Kingsley, Lisa McDermott, Robert G. Kuhbach, and Francis Moschella, and each of them, with full power to act, without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute on my behalf, one or more Registration Statements on Form S-8, and/or other appropriate Form, for registering shares of the common stock, par value $0.10 per share, of Pall Corporation, including any and all amendments (including post-effective amendments) and supplements to each Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have executed this Power of Attorney as of the 7th day of March, 2012.

/s/ Amy E. Alving
Amy E. Alving

IN WITNESS WHEREOF, I have executed this Power of Attorney as of the 7th day of March, 2012.

/s/ Daniel J. Carroll, Jr.
Daniel J. Carroll, Jr.

IN WITNESS WHEREOF, I have executed this Power of Attorney as of the 11th day of March, 2012.

/s/ Robert B. Coutts
Robert B. Coutts

IN WITNESS WHEREOF, I have executed this Power of Attorney as of the 12th day of March, 2012.

/s/ Cheryl W. Grisé
Cheryl W. Grisé

IN WITNESS WHEREOF, I have executed this Power of Attorney as of the 7th day of March, 2012.

/s/ Ronald L. Hoffman
Ronald L. Hoffman

IN WITNESS WHEREOF, I have executed this Power of Attorney as of the 8th day of March, 2012.

/s/ Dennis N. Longstreet
Dennis N. Longstreet

IN WITNESS WHEREOF, I have executed this Power of Attorney as of the 8th day of March, 2012.

/s/ B. Craig Owens
B. Craig Owens

IN WITNESS WHEREOF, I have executed this Power of Attorney as of the 8th day of March, 2012.

/s/ Katharine L. Plourde
Katharine L. Plourde

IN WITNESS WHEREOF, I have executed this Power of Attorney as of the 8th day of March, 2012.

/s/ Edward L. Snyder
Edward L. Snyder

IN WITNESS WHEREOF, I have executed this Power of Attorney as of the 7th day of March, 2012.

/s/ Edward Travaglianti
Edward Travaglianti